UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 27, 2005

Trustreet Properties, Inc.

(Exact name of registrant as specified in its charter)

Maryland	1-13089	75-2687420
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

450 South Orange Avenue Orlando, Florida		32801
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (407) 540-2000

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On February 25, 2005, U. S. Restaurant Properties, Inc. (the “Company”) filed a Form 8-K disclosing that it had agreed to the sale of certain Company assets and operations located in the state of Hawaii to Aloha Petroleum, Ltd (the “Transaction”). The sale was for the Company’s gas station business and terminal interest in Hawaii. As of April 28, 2005, the Transaction had not closed.

On April 27, 2005, Trustreet Properties, Inc. (“Trustreet”), the successor to the Company, received a letter from the State of Hawaii, Department of Attorney General, indicating that the Attorney General and the Federal Trade Commission were conducting a joint anti-trust investigation into the proposed Transaction. The letter requests that Trustreet voluntarily provide certain documentation and information regarding the gas station business and the terminal interest.

To the extent possible, Trustreet intends to comply with the requests made by the Attorney General and the Federal Trade Commission.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 3, 2005	TRUSTREET PROPERTIES, INC.

	By:	/s/ STEVEN D. SHACKELFORD
Steven D. Shackelford
Chief Financial Officer

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